SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549


                                  FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR (G) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



                       STORAGE TECHNOLOGY CORPORATION
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)


          DELAWARE                                        84-0593263
    -----------------------                          ------------------
    (State of incorporation                           (I.R.S. Employer
      or organization)                               Identification No.)


     2270 SOUTH 88TH STREET
     LOUISVILLE, COLORADO                                  80028-4309
    -----------------------                                ----------
    (Address of principal                                  (Zip Code)
      executive officers)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. /X/

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. / /


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:


                                                    NAME OF EACH EXCHANGE
        TITLE OF EACH CLASS                          ON WHICH EACH CLASS
        TO BE SO REGISTERED                          IS TO BE REGISTERED
  ------------------------------                   -----------------------
  Storage Technology Corporation                   New York Stock Exchange
  7% Convertible Subordinated
  Debentures Due March 15, 2008


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:


                                    None
                              ----------------
                              (Title of class)

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ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                  The securities to be registered hereunder are the Registrant's 7% Convertible Subordinated Debentures due March 15, 2008 (principal amount, $172,500,000) (the "Debentures"). The description of the Debentures is set forth under the caption "Description of Capital Stock and Debentures--Debentures" in the Prospectus constituting Part I of the Registrant's Registration Statement on Form S-3 (No. 33-57678) (the "Registration Statement") filed by the Registrant with the Securities and Exchange Commission on February 24, 1993, and is incorporated herein by reference. As of September 29, 1995, the total amount of outstanding Superior Indebtedness (as defined in the description of Debentures incorporated herein by reference) was approximately $143 million.


ITEM 2.           EXHIBITS

          The following documents are filed as exhibits hereto:

             1. Form of 7% Convertible Subordinated Debentures due 2008 (filed as Exhibit 4.14 to the Registrant's Registration Statement on Form S-3 (No. 33-57678) filed with the Commission on February 24, 1993, and incorporated herein by reference).

             2. Form of Indenture between the Registrant and American Stock Transfer and Trust Company, as Trustee, relating to the Registrant's 7% Convertible Subordinated Debentures due 2008 (filed as Exhibit 4.13 to the Registrant's Registration Statement on Form S-3 (No. 33-57678) filed with the Commission on February 24, 1993, and incorporated herein by reference).


PAGE

                                  SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                STORAGE TECHNOLOGY CORPORATION


Date:  December 4, 1995         By:   /s/ MARK D. MCGREGOR
                                --------------------------------------------
                                   Name:  Mark D. McGregor
                                   Title: Corporate Vice President,
                                          Treasurer and Interim Controller